                                                                    EXHIBIT 10.3

                                PROMISSORY NOTE



Vancouver, British Columbia
__________________, 2000
                                                                    $US28,000.00


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of Michael Kirsh, the principal sum of Twenty Eight Thousand Dollars ($US28,000.00) in legal tender. Payment shall be made upon the sale of all or substantially all of the assets or stock, merger, or other transfer of BentleyCapitalCorp.com Inc.

     1.   Default.  If any payment is not paid when due, or if Obligors breach
          -------
any other agreement with the holder of this note, Obligors will be in default. Upon default, the holder may declare the unpaid principal balance and all accrued interest and unpaid late charges, if any, immediately due and payable, without notice, and Obligors will then pay that amount.

          The holder may employ attorneys or other agents to collect amounts due under this note if Obligors are in default or to otherwise enforce the terms of this note and any agreement securing this note, and Obligors agree to pay all fees, costs and expenses incurred by the holder as a consequence of default by Obligors. Such fees, costs and expenses include attorneys' fees whether or not litigation is commenced and including any appeal, fees or expenses incurred in any bankruptcy, receivership, or other insolvency proceedings, any anticipated post-judgment collection charges, and all other costs of collection, including court costs. The holder may delay enforcing any of its rights under this note without forfeiting such rights.

     2.   Waiver.   The Obligors hereby severally waive presentment, demand for
          ------
payment, protest, notice of nonpayment or dishonor, and any relief, waiver or discharge arising from any extension of time for payment granted before, at or after maturity, or for any other causes.

     3.   Obligors.  "Obligors" as used in this note means all makers, signers
          --------
and co-signers, guarantors, sureties, and endorsers.



                                    ____________________________________
                                    BentleyCapitalCorp.com Inc.